Exhibit 10.2

GENERAL SECURITY AGREEMENT

This GENERAL SECURITY AGREEMENT, dated as of November 9, 2018 as this agreement may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), by and between ISA INDIANA REAL ESTATE LLC, a Kentucky limited liability company (“ISA IN Real Estate”), ISA LOGISTICS LLC, a Kentucky limited liability company (“ISA Logistics”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), ISA REAL ESTATE, LLC, a Kentucky limited liability company (“ISA Real Estate”), 7021 GRADE LANE LLC, a Kentucky limited liability company (“7021 Grade Lane” and, together with IS IN Real Estate, ISA Logistics, ISA Indiana, and ISA Real Estate, individually and collectively, “Grantor”) and BANK OF AMERICA, N.A. (together with its successors and assigns, collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof by and among INDUSTRIAL SERVICES OF AMERICA, INC. a Florida corporation (“ISA”), 7124 GRADE LANE LLC, a Kentucky limited liability company (“7124 Grade Lane”)  and 7200 GRADE LANE LLC, a Kentucky limited liability company (“7200 Grade Lane”; and together with ISA and 7124 Grade Lane, each individually a “Borrower” and collectively, the “Borrowers”) and Lender (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Lender has agreed to make Loans and issue Letters of Credit on behalf of Borrowers;

WHEREAS, pursuant to that certain Guaranty Agreement, dated as of the date hereof, by Grantor in favor of Lender (as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty”), Grantor has guaranteed the obligations of Borrowers under the Loan Agreement and other Loan Documents; and

WHEREAS, in order to induce Lender to enter into the Loan Agreement and the other Loan Documents and to induce Lender to make the Loans and issue Letters of Credit as provided for in the Loan Agreement, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure Grantor’s obligations under the Guaranty;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1.                  Defined Terms. The following terms shall have the following respective meanings:

“Accounts” means all of Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Chattel Paper” means all of Grantor’s now owned or hereafter acquired “chattel paper” as such term is defined in the UCC, including electronic chattel paper.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of Grantor.

“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by Grantor.

“Equipment” means all of Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by Grantor and all of Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

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“General Intangibles” means all of Grantor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Grantor is a beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to Grantor.

“Goods” means all “goods” as defined in the UCC, now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by Grantor.

“Inventory” means all of Grantor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Investment Property” means all of Grantor’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IP Assignment” means a collateral assignment or security agreement pursuant to which Grantor grants a Lien on Intellectual Property to Lender, as security for the Obligations.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Payment Account” means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of Lender or Grantor, as Lender may determine, on terms acceptable to Lender.

“Proprietary Rights” means all of Grantor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

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“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

          2.                  Grant of Lien.

(a)                As security for all of the Guaranteed Obligations (as defined in the Guaranty) of Grantor, Grantor hereby grants to Lender a continuing security interest in, Lien on, assignment of and right of set‑off against, all of the following property and assets of Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i)            all Accounts;

(ii)           all Inventory;

(iii)          all contract rights;

(iv)         all Chattel Paper;

(v)          all Documents;

(vi)         all Instruments;

(vii)        all Supporting Obligations and Letter-of-Credit Rights;

(viii)       all General Intangibles (including Intellectual Property);

(ix)         all Goods;

(x)          all Equipment;

(xi)         all Investment Property;

(xii)        all money, cash, cash equivalents, securities and other property of any kind of Grantor held directly or indirectly by Lender;

(xiii)       all of Grantor’s Deposit Accounts, credits, and balances with and other claims against Lender or any of its Affiliates or any other financial institution with which Grantor maintains deposits, including any Payment Accounts;

(xiv)       all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing;

(xv)        all commercial tort claims in which Grantor is a plaintiff; and

(xvi)       all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all Equity Interests in Subsidiaries pledged to Lender and all other property of Grantor in which Lender may at any time be granted a Lien as collateral for the Guaranteed Obligations, is herein collectively referred to as the “Collateral”.

(b)          All of the Guaranteed Obligations shall be secured by all of the Collateral.

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           3.                  Perfection and Protection of Security Interest.

(a)    Grantor shall, at its expense, perform all steps reasonably requested by Lender at any time to perfect, maintain, protect, and enforce Lender’s Liens, including: (i) executing, delivering and/or filing and recording of the IP Assignments and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Lender and Grantor; (ii) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by Lender; (iv) placing notations on Grantor’s books of account to disclose Lender’s security interest; and (v) taking such other steps as are deemed reasonably necessary by Lender to maintain and protect Lender’s Liens. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b)    Unless Lender shall otherwise consent in writing (which consent may be revoked by Lender in its discretion), Grantor shall deliver to Lender all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after Grantor receives the same.

(c)    Grantor shall, in accordance with, and to the extent required by, the terms of the Loan Agreement, obtain or use its commercially reasonable efforts to obtain: (i) waivers or subordinations of Liens from landlords and mortgagees, and (ii) signed acknowledgements of Lender’s Liens from bailees having possession of any Collateral that they hold for the benefit of Lender.

(d)    If required by the terms of the Loan Agreement and not waived by Lender in writing (which waiver may be revoked by Lender in its discretion), Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

(e)    If Grantor is or becomes the beneficiary of a letter of credit, Grantor shall promptly notify Lender thereof and, if requested by Lender, enter into a tri‑party agreement with Lender and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Lender and directing all payments pursuant to the written instructions of Lender, all in form and substance reasonably satisfactory to Lender and Grantor.

(f)    Grantor shall take all steps reasonably necessary to grant Lender control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(g)    Grantor hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to Lender promptly upon request. Grantor also ratifies its authorization for Lender to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(h)    Grantor shall promptly notify Lender of any commercial tort claim (as defined in the UCC) acquired by Grantor and unless otherwise consented by Lender, Grantor shall enter into a supplement to this Security Agreement, granting to Lender a Lien in such commercial tort claim.

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(i)    From time to time, Grantor shall, upon Lender’s reasonable request, execute and deliver confirmatory written instruments pledging to Lender the Collateral, but Grantor’s failure to do so shall not affect or limit any security interest or any other rights of Lender in and to the Collateral with respect to Grantor. So long as the Loan Agreement is in effect and until all Guaranteed Obligations have been fully satisfied, Lender’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(j)    If an Event of Default has occurred and is continuing, Grantor shall, upon request by Lender, provide to Lender a certificate of good standing from its state of incorporation or organization.

(k)    Without limiting the prohibitions on mergers involving Grantor contained in the Loan Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without the prior written consent of Lender.

(l)    Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.

(m)    Except as otherwise permitted by the Loan Agreement, Grantor shall not enter into any contract that restricts or prohibits the grant of a security interest in the Collateral, including, without limitation, Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to Lender.

     4.                  Location of Collateral. Grantor represents and warrants to Lender that Schedule I: (a) is a correct and complete list of the location of Grantor’s chief executive offices, the locations of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) correctly identifies any of such facilities and locations that are not owned by Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of Grantor’s chief executive office from the location identified in Schedule I, unless Grantor gives Lender at least thirty (30) days’ prior written notice thereof and executes any and all financing statements and other documents, each in form and substance reasonably acceptable to Lender and Grantor, that Lender reasonably requests in connection therewith. Without limiting the foregoing, except as otherwise provided in the Loan Agreement, Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by Grantor or at a “bin location” used by Grantor, (b) on premises leased by Grantor, provided that, to the extent required by the Loan Agreement, Lender has received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to Lender and Grantor, or (c) in a warehouse or with a bailee, provided that, to the extent required by the Loan Agreement, Lender has received an executed bailee letter from the applicable Person in form and substance satisfactory to Lender and Grantor.

     5.                  Jurisdiction of Organization. Schedule II hereto identifies Grantor’s name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which Grantor is incorporated or organized. Grantor has only one state of incorporation or organization.

     6.                  Title to, Liens on, and Sale and Use of Collateral. Grantor represents and warrants to Lender and agrees with Lender that: (a) Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) Lender’s Liens in the Collateral will not be subject to any prior Lien (except for Permitted Liens); and (c) Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

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     7.                  Reserved.

     8.                  Access and Examination; Appraisals.

(a)    Grantor shall permit Lender from time to time, during reasonable business hours and upon reasonable prior notice to Grantor (unless an Event of Default exists), to visit and inspect the Properties of Grantor, inspect, audit and make extracts from Grantor’s books and records, review Grantor’s Inventory and discuss with its officers, employees, agents, advisors and independent accountants Grantor’s business, financial condition, assets, prospects and results of operations. Lender shall have no duty to Grantor to make any review or inspection, nor to share any results of any review, inspection, appraisal or report with Grantor. Grantor acknowledges that all reviews, inspections, appraisals and reports are prepared by Lender for its purposes, and Grantor shall not be entitled to rely upon them.

(b)    Grantor shall reimburse Lender for all reasonable charges, costs and expenses of Lender in connection with examinations of Grantor’s books and records or any other financial or Collateral matters to the same extent that Borrowers are required to reimburse Lender under Section 10.1.1 of the Loan Agreement for such similar activities.

(c)    This Section 8 shall not be construed to limit Lender’s right to use consultants or other third parties for such purposes.

     9.                  Financial and Collateral Reporting. Grantor shall provide Lender with all financial statements, financial reports, reports relating to the Collateral and such other reports and information as may be reasonably requested by Lender from time to time prepared for Grantor substantially similar to the financial statements, reports and information required to be delivered by Borrowers to Lender pursuant to the Loan Agreement.

     10.              Accounts.

(a)    Grantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and, if requested by Lender, shall submit to Lender, sales, collection and reconciliation reports in form, substance and on a periodic basis as is required of Borrowers pursuant to the Loan Agreement.

(b)    If an Account of Grantor includes a charge for any Taxes, Lender is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Grantor and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due from Grantor or with respect to any Collateral.

(c)    Whether or not a Default or Event of Default exists, Lender, at its sole cost and expense unless an Event of Default exists, shall have the right at any time, in the name of Lender, any designee of Lender or Grantor, to verify the validity, amount or any other matter relating to any Accounts of Grantor by mail, telephone or otherwise. Grantor shall reasonably cooperate with Lender in an effort to facilitate and promptly conclude any such verification process.

(d)    Grantor shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Lender. Grantor shall obtain an agreement (in form and substance reasonably satisfactory to Lender and Grantor) from each lockbox servicer and Dominion Account bank, establishing Lender’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Lender may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Lender assumes no responsibility to Grantor for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

(e)    Grantor shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If Grantor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit the same into a Dominion Account.

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     11.              Inventory.

(a)    Grantor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and, if requested by Lender, shall submit to Lender, inventory and reconciliation reports in form, substance and on a periodic basis as is required of Borrowers pursuant to the Loan Agreement.  Grantor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may reasonably request.  Lender, at its sole cost and expense, may participate in and observe each physical count.

(b)    Grantor shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Lender is promptly notified if the aggregate Value of all Inventory returned in any month exceeds the amount set forth in the Loan Agreement with respect to Inventory returns by Borrowers; and (d) any payment received by Grantor for a return is promptly remitted to Lender for application to the Obligations (to the extent required by the Loan Agreement).

(c)    Grantor shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Grantor shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require Grantor to repurchase such Inventory. Grantor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

     12.              Equipment.

(a)    Grantor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Lender, on such periodic basis as Lender may reasonably request, a current schedule thereof, in form reasonably satisfactory to Lender. Promptly upon request, Grantor shall deliver to Lender evidence of its ownership or interests in any Equipment.

(b)    Grantor shall not sell, lease or otherwise dispose of any Equipment, without the prior written consent of Lender, other than replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

(c)    The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Grantor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  Grantor shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

     13.                 Reserved.

     14.              Documents, Instruments, and Chattel Paper. Grantor represents and warrants to Lender that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, Letter of Credit Rights and Chattel Paper are and will be owned by Grantor, free and clear of all Liens other than Permitted Liens. If Grantor retains possession of any Chattel Paper or Instruments with Lender’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A.”

     15.              Right to Cure. Lender may pay any amount or do any act required of Grantor hereunder or under any other Loan Document if reasonably necessary to preserve, protect, maintain or enforce the Guaranteed Obligations, the Collateral or Lender’s Liens therein, and which Grantor fails to pay or do, including payment of any judgment against Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that Lender makes under this Section 15 and all reasonable out-of-pocket costs and expenses that Lender actually incurs in connection with any action taken by it hereunder shall be charged to Grantor’s account as a Loan. Any payment made or other action taken by Lender under this Section 15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

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     16.              Power of Attorney. Grantor hereby appoints Lender and Lender’s designee as Grantor’s attorney, with power: (a) endorse Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Lender’s possession or control; and (b) during the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Grantor, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things reasonably necessary to carry out the intent and purpose of this Agreement.

     17.              Lender’s Rights, Duties and Liabilities.

(a)    Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Guaranteed Obligations shall not be affected by any failure of Lender to take any steps to perfect Lender’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Grantor from any of the Guaranteed Obligations. Following the occurrence and during the continuation of an Event of Default, Lender may (but shall not be required to), without notice to or consent from Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantor for the Guaranteed Obligations or under the Loan Agreement or any other agreement now or hereafter existing between Lender and Grantor.

(b)    It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall have no obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Lender of any payment relating to any contract or license pursuant hereto, except in connection with Lender’s gross negligence or willful misconduct. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)    Lender may at any time after a Default or an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Lender has a security interest therein, and that payments shall be made directly to Lender. Upon the request of Lender, Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person without Lender’s prior written consent.

(d)    Following the occurrence and during the continuance of an Event of Default, Lender may at any time in Lender’s own name or in the name of Grantor communicate with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to Lender’s satisfaction, the existence, amount and terms of Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Lender at any time and from time to time promptly upon Lender’s reasonable request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Lender may reasonably request. Grantor, at its own expense, shall deliver to Lender the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

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     18.              Patent, Trademark and Copyright Collateral.

(a)    Grantor has no interest in, or title to, any patent, trademark or copyright except as set forth in Schedule III hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the IP Assignments with the appropriate offices, perfected Liens in favor of Lender on Grantor’s patents, trademarks and copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon filing of the IP Assignments with the appropriate offices and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Lender’s Lien on Grantor’s patents, trademarks or copyrights shall have been duly taken.

(b)    Grantor shall notify Lender promptly if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

(c)    In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Lender prior written notice thereof, and, upon request of Lender, Grantor shall execute and deliver any and all IP Assignments, each in form and substance reasonably acceptable to Grantor and Lender, as Lender may request to evidence Lender’s Lien on such patent, trademark or copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(d)    Grantor shall take all actions reasonably necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e)    In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the applicable Grantor shall notify Lender promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Lender shall deem reasonably necessary under the circumstances to protect such patent, trademark or copyright Collateral.

     19.              Indemnification. In any suit, proceeding or action brought by Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Lender harmless from and against all reasonable expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantors and shall not be enforceable against Lender, except in the case of Lender’s gross negligence or willful misconduct.

     20.              Limitation on Liens on Collateral. Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is reasonably necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Lender in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever, except in connection with Permitted Liens.

     21.              Notice Regarding Collateral. Grantor will advise Lender promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

9

     22.              Remedies; Rights upon Default.

(a)    In addition to all other rights and remedies granted to it under this Security Agreement, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Guaranteed Obligations, if any Event of Default shall have occurred and be continuing, Lender may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Lender’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable in good faith, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Lender deems necessary or advisable.

(b)    Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at a place or places reasonably designated by Lender, whether at Grantor’s premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems reasonably necessary for the purpose of preserving Collateral or its value. Lender shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies with respect to such appointment without prior notice or hearing as to such appointment. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Guaranteed Obligations, including any reasonable attorneys’ fees or other expenses actually incurred by Lender to collect such deficiency.

(c)    Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

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(d)    To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed reasonably necessary by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 22(d) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 22(d). Without limitation upon the foregoing, nothing contained in this Section 22(d) shall be construed to grant any rights to Grantor or to impose any duties on Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 22(d).

     23.              Grant of License to Use Intellectual Property. For the purpose of enabling Lender to exercise rights and remedies under Section 22 hereof (including, without limiting the terms of Section 22 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor), to the extent Grantor has the right to grant such license, to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

     24.              Limitation on Lender’s Duty in Respect of Collateral. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

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     25.              Miscellaneous.

(a)    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)    Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

(c)    Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender and Grantor with respect to the matters referred to herein and therein.

(d)    No Waiver; Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise or any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Grantor.

(e)    Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f)    Termination of this Security Agreement. Subject to Section 25(a) hereof, this Security Agreement shall terminate upon the satisfactory collateralization of all Letters of Credit and the payment in full of all other Guaranteed Obligations (other than indemnification obligations as to which no claim has been asserted).

(g)    Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Lender, hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Guaranteed Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Lender hereunder. Grantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

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(h)    Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or electronic means, all of which shall be equally valid.

(i)    Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE. GRANTORS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES OF THE GUARANTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(j)    Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(k)    Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(m)    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 25(i) and Section 25(j), with its counsel.

(n)    Benefit of Lender. All Liens granted or contemplated hereby shall be for the benefit of Lender, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, Grantor has executed this General Security Agreement as of the date first written above.

Address for Grantors: 7100 Grade Lane, Bldg. 1 Louisville, KY 40213 Attn: Todd Phillips

GRANTORS:

ISA INDIANA, INC.

By:          /s/ Todd L. Phillips

 Todd L. Phillips, President, Secretary and Treasurer

ISA LOGISTICS LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Sole Member

By:        /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

ISA REAL ESTATE, LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Manager

By:          /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

7021 GRADE LANE LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Manager

By:          /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

ISA INDIANA REAL ESTATE, LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Manager

By:          /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

BANK OF AMERICA, N.A.

By:        /s/ Steven Blumberg

Title:    Senior Vice President

Address:

              One Bryant Park

             New York, New York 10036

              Attn: Portfolio Manager

SCHEDULE I

to

SECURITY AGREEMENT

LOCATION OF COLLATERAL

A.            Location of Chief Executive Office

Name	Location
ISA Indiana Real Estate, LLC	7100 Grade Lane, Bldg. 1 Louisville, KY 40213
ISA Logistics LLC
ISA Indiana, Inc.
ISA Real Estate, LLC
7021 Grade Lane LLC

B.            Location of Books and Records

Name	Location
ISA Indiana Real Estate, LLC	7100 Grade Lane, Bldg. 1 Louisville, KY 40213
ISA Logistics LLC
ISA Indiana, Inc.
ISA Real Estate, LLC
7021 Grade Lane LLC

C.            Location of Collateral, all other places of business and leased facilities (including name of lessor/sublessor).

Name	Location
ISA Indiana Real Estate, LLC	7100 Grade Lane, Bldg. 1 Louisville, KY 40213 3409 Camp Ground Road Louisville, KY 40211 1617 State Road 111 New Albany, IN 47150 960 S County Road 900 West North Vernon, IN 47265
ISA Logistics LLC
ISA Indiana, Inc.
ISA Real Estate, LLC
7021 Grade Lane LLC

SCHEDULE II

to

SECURITY AGREEMENT

JURISDICTION OF ORGANIZATION

A.            Grantor’s: (i) legal name; (ii) type of entity (i.e., corporation, partnership, limited partnership, limited liability company); (iii) Reserved; and (iv) state of Incorporation or Organization.

Name	Jurisdiction	Type of entity
ISA Indiana Real Estate, LLC	Kentucky	Limited Liability Company
ISA Logistics LLC	Kentucky	Limited Liability Company
ISA Indiana, Inc.	Indiana	Corporation
ISA Real Estate, LLC	Kentucky	Limited Liability Company
7021 Grade Lane LLC	Kentucky	Limited Liability Company

SCHEDULE III

Patents, Trademarks and Copyrights

None.